UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 1, 2009
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Maguire Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit 99.1	First Amendment to Performance-Based Restricted Stock Units Agreement
Exhibit 99.2	First Amendment to Dividend Equivalents Agreement for Ordinary Quarterly Cash Dividends Pursuant to Performance-Based Restricted Stock Units Agreement

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009, Maguire Properties, Inc. and Maguire Properties, L.P. (together, the “Company”) and Nelson C. Rising, the Company’s President and Chief Executive Officer, entered into an amendment to Mr. Rising’s restricted stock units agreement dated as of May 17, 2008, pursuant to which Mr. Rising was originally granted 1,250,000 restricted stock units (“RSUs”).  The RSUs were previously subject to both time-based vesting and stock price-based vesting.  In terms of satisfying the time-based criteria, 20% of the RSUs vested on May 17, 2009 and the remaining 80% vest pro rata on a daily basis through May 17, 2013, subject to Mr. Rising’s continued employment.  In terms of satisfying the price-based criteria, 20% of the RSUs were previously subject to vesting in installments at stock price targets of $25.00, $30.00, $35.00, $40.00 and $45.00.  The purpose of the amendment was solely to eliminate the price-based criteria; the time-based criteria and other provisions remain unchanged.  The RSUs will continue to vest in full in a termination without cause, termination for good reason, death/disability or change in control (each as defined in Mr. Rising’s employment agreement with the Company dated as of May 17, 2008), with the elimination of the price-based criteria removing that condition to accelerated vesting.

In taking action to amend the terms of Mr. Rising’s RSUs, the Company’s Board of Directors noted the significant economic downturn and related factors beyond the control of the Company or its management, occurring shortly after Mr. Rising commenced employment with the Company and subsequent to the grant of the RSUs, and the resulting unfavorable and unpredictable market conditions affecting companies generally and the real estate industry in particular (including the Company).  In the six months immediately following the commencement of Mr. Rising’s employment, the S&P 500 Index decreased by approximately 40% and the MSCI US REIT Index decreased by approximately 56%.  The Company’s Board of Directors (upon recommendation by the Compensation Committee) determined that due to these factors, the price-based vesting conditions originally included in Mr. Rising’s RSU award were not realistically achievable, and therefore, the RSU award was not continuing to serve its essential purposes of incentivizing and retaining Mr. Rising.  The Compensation Committee and the Board thus determined that it would be appropriate and desirable to remove the price-based vesting conditions.  The RSUs were originally granted to Mr. Rising upon his commencement of employment with the Company and comprise his only Company equity grants other than an additional 250,000 restricted stock units subject to time-vesting conditions that were also granted upon employment commencement.

The foregoing summary is qualified in its entirety by reference to the full text of the amendment, as well as a corresponding amendment to the dividend equivalents agreement that also relates to the RSUs, copies of which are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None.

(b)           Pro forma financial information: None.

(c)           Shell company transactions: None.

(d)           Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	First Amendment to Performance-Based Restricted Stock Units Agreement
99.2*	First Amendment to Dividend Equivalents Agreement for Ordinary Quarterly Cash Dividends Pursuant to Performance-Based Restricted Stock Units Agreement
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*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC.
Registrant

/s/	JONATHAN L. ABRAMS
Jonathan L. Abrams
Senior Vice President, General Counsel and Secretary

Dated:     October 2, 2009